Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is based upon the historical consolidated financial statements of Sharps Compliance Corp. (the “Company”) for the year ended June 30, 2016, included in the Company’s annual report on Form 10-K for the year ended June 30, 2016 and of Citiwaste (as defined below) for the year ended December 31, 2015 and the six months ended June 30, 2015 and 2016, included in this Form 8-K/A.

The unaudited pro forma condensed combined financial information has been prepared to reflect the following:

•	the Acquisition (as defined below), including the payment of related fees and expenses;
•	the Common Stock Consideration (as defined below) issued by us to the sellers of Citiwaste as part of the purchase price; and
•	the debt borrowed by us in the Debt Financing (as defined below).

In this Form 8-K/A, unless otherwise specified or the context requires otherwise:

•	“Citiwaste” refers to Citiwaste, LLC, a New York limited liability corporation and sole proprietorship.
•
“Acquisition” refers to the Company’s acquisition of all of the issued and outstanding membership interests of Citiwaste on July 1, 2016 for $7,000,000 in cash and for Common Stock Consideration (as defined below).

•	“Common Stock Consideration” refers to the 456,760 shares of common stock of the Company issued to the sellers of Citiwaste as consideration.
•
“Debt Financing” means the $3,000,000 borrowed under the acquisition portion of the Company’s credit agreement entered into on April 9, 2015 and amended June 20, 2016 (the “Credit Agreement”) in connection with the acquisition of Citiwaste.

The unaudited pro forma condensed combined balance sheet as of June 30, 2016, is presented as if the Acquisition, issuance of Common Stock Consideration and Debt Financing had occurred on June 30, 2016. The unaudited pro forma condensed combined statement of operations for the year ended June 30, 2016 is presented as if the Acquisition, issuance of Common Stock Consideration and Debt Financing had occurred on July 1, 2015. The historical consolidated financial information has been adjusted to give effect to estimated pro forma events that are (1) directly attributable to the Acquisition, issuance of Common Stock Consideration and Debt Financing, (2) factually supportable and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results of operations.

The preliminary allocation of the purchase price used in the unaudited pro forma condensed combined financial information is based upon preliminary estimates. These preliminary estimates and assumptions are subject to change during the measurement period (up to one year from the acquisition date) as the Company finalizes the purchase price allocation in connection with the acquisition of Citiwaste. The Acquisition consideration will be allocated to the assets acquired and liabilities assumed based on their estimated fair values as of the date of the Acquisition. The final allocation is dependent upon certain valuations and other analyses that are not yet completed and are required to make a definitive allocation. The actual amounts recorded at the completion of the measurement period may differ materially from the information presented in the accompanying unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only, contains a variety of adjustments, assumptions and preliminary estimates and is subject to numerous other uncertainties. The unaudited pro forma condensed combined financial information is not intended to represent or be indicative of the Company’s consolidated results of operations or financial position that the Company would have reported had the Citiwaste acquisition been completed as of the dates presented, and should not be taken as a representation of the Company’s future consolidated results of operations or financial position. The unaudited pro forma condensed combined financial information does not reflect any operating efficiencies and/or cost saving that the Company may achieve with respect to the combined companies.

The unaudited pro forma condensed combined financial information has been prepared on the assumption that the Acquisition and Debt Financing will be completed on the terms and in accordance with the assumptions set forth below. Any significant changes in the assumed interest rates associated with the Debt Financing or the cost of the Acquisition (whether as a result of contractual purchase price adjustments or otherwise) from those assumed for purposes of preparing the estimated pro forma financial information may cause a significant change in the estimated pro forma financial information. In addition, the pro forma adjustments for the Acquisition do not include any post-closing adjustments that may occur pursuant to the Acquisition Agreement, which may include adjustments of the purchase price, and any such post-closing adjustments may be material.

The unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of the Company included in the Annual Report on Form 10-K for the year ended June 30, 2016 and of Citiwaste included in this Form 8-K/A for the year ended December 31, 2015 and the six months ended June 30, 2015 and 2016.

SHARPS COMPLIANCE CORP.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 30, 2016
(In thousands)

	Sharps Compliance Corp. Historical	Citiwaste LLC Historical	Pro Forma Adjustments (Note 3)	Notes	Pro Forma Combined

ASSETS:
Current assets:
Cash and cash equivalents	$12,435	$5	$(4,500)	3(a)	$7,940
Accounts receivable, net	5,814	495	-		6,309
Inventory	3,919	-	-		3,919
Prepaid and other current assets	695	-	-		695
Total current assets	22,863	500	(4,500)		18,863
Property, plant and equipment, net	5,032	52	-		5,084
Other assets	84	-	-		84
Goodwill	1,039	-	5,908	3(b)	6,947
Intangible assets, net	1,129	224	3,000	3(c)	4,353
Total assets	$30,147	$776	$4,408		$35,331

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$1,620	$257	$-		$1,877
Accrued liabilities	1,534	146	-		1,680
Current maturies of long-term debt	-	89	500	3(d)	589
Deferred revenue	2,477	-	-		2,477
Total current liabilities	5,631	492	500		6,623
Long-term deferred revenue	483	-	-		483
Other long-term liabilities	190	-	-		190
Lont-term debt	-	105	2,500	3(d)	2,605
Total liabilities	6,304	597	3,000		9,901
Stockholders’ equity:
Total stockholders' equity	23,843	179	1,408	3(e)	25,430
Total liabilities and stockholders' equity	$30,147	$776	$4,408		$35,331

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

SHARPS COMPLIANCE CORP.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended June 30, 2016
(In thousands, except per share data)

	Sharps Compliance Corp. Historical	Citiwaste LLC Historical	Pro Forma Adjustments (Note 4)	Notes	Pro Forma Combined

Revenues	$33,383	$2,923	$-		$36,306
	-		-
Cost of revenues	22,272	1,651	-		23,923

Gross profit	11,111	1,272	-		12,383

Selling, general and adminstrative expense	10,812	835	500	4(a)	12,147
Depreciation and amortization	294	35	454	4(b)	783
Operating Income (Loss)	5	402	(954)		(547)

Interest income (expense)	32	-	(102)	4(c)	(70)

Income before income taxes	37	402	(1,056)		(617)
Income tax expense (benefit)	24	32	(84)	4(d)	(28)
Net Income (Loss)	$13	$370	$(972)		$(589)

Net income (loss) per share
Basic	$0.00				$(0.04)
Diluted	$0.00				$(0.04)

Weighted Average Shares Outstanding
Basic	15,448		457	5	15,905
Diluted	15,838		457	5	15,905

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

SHARPS COMPLIANCE CORP.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.	Basis of Pro Forma Presentation

The accompanying unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of Regulation S-X and such financial information is based upon the historical consolidated financial statements of Sharps Compliance Corp. (the “Company”) for the year ended June 30, 2016, included in the Company’s annual report on Form 10-K for the year ended June 30, 2016 and of Citiwaste (as defined below) for the year ended December 31, 2015 and the six months ended June 30, 2015 and 2016, included in this Form 8-K/A.

The unaudited pro forma condensed combined financial information has been prepared to reflect the following:

•	the Acquisition (as defined below), including the payment of related fees and expenses;
•	the Common Stock Consideration (as defined below) issued by us to the sellers of Citiwaste as part of the purchase price; and
•	the debt borrowed by us in the Debt Financing (as defined below).

In this Form 8-K/A, unless otherwise specified or the context requires otherwise:

•	“Citiwaste” refers to Citiwaste, LLC, a New York limited liability corporation and sole proprietorship.
•	“Acquisition” refers to the Company’s acquisition of all of the issued and outstanding membership interests of Citiwaste on July 1, 2016.
•	“Common Stock Consideration” refers to the 456,760 shares of common stock of the Company issued to the sellers of Citiwaste as consideration.
•
“Debt Financing” means the $3,000,000 borrowed under the acquisition portion of the Company’s credit agreement entered into on April 9, 2015 and amended June 20, 2016 (the “Credit Agreement”) in connection with the acquisition of Citiwaste.

The unaudited pro forma condensed combined balance sheet as of June 30, 2016, is presented as if the Acquisition, issuance of Common Stock Consideration and Debt Financing had occurred on June 30, 2016. The unaudited pro forma condensed combined statement of operations for the year ended June 30, 2016 is presented as if the Acquisition, issuance of Common Stock Consideration and Debt Financing had occurred on July 1, 2015. The historical consolidated financial information has been adjusted to give effect to estimated pro forma events that are (1) directly attributable to the Acquisition, issuance of Common Stock Consideration and Debt Financing, (2) factually supportable and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results of operations.

Citiwaste’s historical fiscal year ends on December 31. For the purposes of the unaudited pro forma combined financial information, Citiwaste’s historical results have been aligned to more closely conform to the Company’s fiscal year which ends on June 30. Specifically, Citiwaste’s statement of operations for the year ended June 30, 2016 was calculated by combining Citiwaste’s statements of operations for the year ended December 31, 2015 and for the six months ended June 30, 2016 and deducting Citiwaste’s statement of operations for the six months ended June 30, 2015.

The preliminary allocation of the purchase price used in the unaudited pro forma condensed combined financial information is based upon preliminary estimates. These preliminary estimates and assumptions are subject to change during the measurement period (up to one year from the acquisition date) as the Company finalizes the purchase price allocation in connection with the acquisition of Citiwaste. The Acquisition consideration will be allocated to the assets acquired and liabilities assumed based on their estimated fair values as of the date of the Acquisition. The final allocation is dependent upon certain valuations and other analyses that are not yet completed and are required to make a definitive allocation. The actual amounts recorded at the completion of the measurement period may differ materially from the information presented in the accompanying unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only, contains a variety of adjustments, assumptions and preliminary estimates and is subject to numerous other uncertainties. The unaudited pro forma condensed combined financial information is not intended to represent or be indicative of the Company’s consolidated results of operations or financial position that the Company would have reported had the Citiwaste acquisition been completed as of the dates presented, and should not be taken as a representation of the Company’s future consolidated results of operations or financial position. The unaudited pro forma condensed combined financial information does not reflect any operating efficiencies and/or cost saving that the Company may achieve with respect to the combined companies.

The unaudited pro forma condensed combined financial information has been prepared on the assumption that the Acquisition and Debt Financing will be completed on the terms and in accordance with the assumptions set forth below. Any significant changes in the assumed interest rates associated with the Debt Financing or the cost of the Acquisition (whether as a result of contractual purchase price adjustments or otherwise) from those assumed for purposes of preparing the estimated pro forma financial information may cause a significant change in the estimated pro forma financial information. In addition, the pro forma adjustments for the Acquisition do not include any post-closing adjustments that may occur pursuant to the Acquisition Agreement, which may include adjustments of the purchase price, and any such post-closing adjustments may be material.

2.	Preliminary Purchase Consideration and Related Allocation

Upon completion of a business combination, the Company allocates the purchase price of acquisitions to the assets acquired and liabilities assumed based on their estimated fair values. The excess of the purchase price over the fair values of these identifiable assets and liabilities is recorded as goodwill.

The Citiwaste purchase price consists of $7.0 million in cash and 456,760 shares of common stock of the Company valued at $2.1 million, for a total consideration of $9.1 million. The following amounts represent the preliminary estimates of the fair value of the assets acquired and liabilities assumed:

(In thousands)	Amount
Cash	$5
Accounts receivable	495
Fixed assets	52
Intangibles	3,224
Goodwill	5,908
Accounts payable, accrueds and other liabilities	(597)
Fair value of net assets acquired	$9,087

3.	Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet are as follows:

(a)	To record the cash paid for Citiwaste and estimated acquisition-related transaction costs less cash proceeds from the Debt Financing.

(In thousands)	Amount
Cash paid to sellers of Citiwaste	$(7,000)
Estimated acquisition-related transaction costs(2)	(500)
Cash from Debt Financing(1)	3,000
Total pro forma adjustment to cash and cash equivalents	$(4,500)

(1)
In connection with the acquisition of Citiwaste LLC, the Company borrowed $3.0 million under the acquisition portion of its Credit Agreement. Advances under the acquisition portion of the Credit Agreement, which are limited to 75% of the purchase price of an acquired company, will convert to a five-year term note which bears interest at WSJ Prime plus 0.25% which is currently 3.75%.

(2)	Reflects estimated acquisition-related transaction costs of $0.5 million shown as a reduction of cash with a corresponding decrease in retained earnings.

(b)	To record the preliminary estimate of goodwill for the Company’s acquisition of Citiwaste.

(c)
To record the preliminary estimate of the fair value of intangible assets acquired in connection with the Company’s acquisition of Citiwaste which are primarily attributable to customer relationships with an estimated useful life of seven (7) years.

(d)	To record an increase in debt from the Debt Financing completed in connection with the Company’s acquisition of Citiwaste.

(e)	To record the preliminary estimate of changes in the Company’s total equity due to the following:

(In thousands)	Elimination of Pre-Acquisition Citiwaste Equity Balances	Sharps Compliance Corp's Issuance of Equity Shares	Estimated Acquisition Related Transaction Costs	Total Adjustments to Stockholders' Equity
Common stock	$-	$5	$-	$5
Additional paid-in capital	-	2,082	-	2,082
Retained earnings	(179)	-	(500)	(679)
Total adjustments to stockholders' equity	$(179)	$2,087	$(500)	$1,408

4.	Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations are as follows:

(a)	To record estimated acquisition-related transaction costs of $0.5 million incurred by the Company in connection with the Acquisition.

(b)	To record estimated amortization expense related to the intangible assets.

(c)
To record estimated interest expense on the $3.0 million borrowed as part of the Debt Financing. Interest expense was estimated using an assumed interest rate of 3.75% applied to outstanding debt reduced by scheduled debt repayments of $50,000 per month. Each 1/8% change in the WSJ Prime rate would result in a change in pro forma interest expense of approximately $3,400 for the year ended June 30, 2016.

(d)
To record the estimated tax effect from the pro forma adjustments assuming an effective tax rate of 8% reflecting estimated state income taxes for the year ended June 30, 2016 as the Company is currently in a valuation allowance position and had net operating losses to offset current and deferred income taxes.

5.	Pro Forma Earnings per Common Share

The following table sets forth the computation of basic and diluted pro forma earnings per common share for the year ended June 30, 2016:

(In thousands, except per share data)	Year Ended June 30, 2016

Pro forma combined net loss	$(589)

Weighted average common shares outstanding	15,905
Effect of dilutive shares	-
Weighted average diluted common shares outstanding	15,905

Net loss per common share
Basic	$(0.04)
Diluted	$(0.04)